SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549




                                FORM 8-K



                             CURRENT REPORT




                 Pursuant to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934



     Date of Report (Date of earliest event reported) : May 27, 1998


                       SIMON DeBARTOLO GROUP, INC.

         (Exact name of registrant as specified in its charter)




     Maryland                   1-12618            35-1901999
(State or other jurisdiction   (Commission        (IRS Employer
of incorporation)              File Number)     Identification No.)





                       115 WEST WASHINGTON STREET
                     INDIANAPOLIS, INDIANA        46204
            (Address of principal executive offices)(Zip Code)


    Registrant's telephone number, including area code:  317.636.1600


                             Not Applicable
      (Former name or former address, if changed since last report)

Item 5.  Other Events


      On May 27, 1998 the Registrant made available additional ownership and operation information concerning the Registrant, Simon DeBartolo Group, L.P., and properties owned or managed as of March 31, 1998, in the form of a Supplemental Information package, a copy of which is included as an exhibit to this filing. The Supplemental Information package is available upon request as specified therein.



Item 7.  Financial Statements and Exhibits

     Financial Statements:

          None


     Exhibits:

                                                 Page Number in
Exhibit No.         Description                    This Filing

 99                 Supplemental Information            4
                    as of March 31, 1998

                               SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


     Dated:  May 27, 1998




                         SIMON DeBARTOLO GROUP, INC.


                         By:   \s\ Stephen E. Sterrett
                               -------------------------
                                   Stephen E. Sterrett,
                                   Treasurer

                          SIMON DeBARTOLO GROUP
                        SUPPLEMENTAL INFORMATION
                            Table of Contents
                          As of March 31, 1998



    Information                                      Page

Overview                                               5

Ownership Structure                                  6-8

Reconciliation of Net Income to
    Funds from Operations ("FFO")                      9

Selected Financial Information                     10-11

Portfolio GLA, Occupancy & Rent Data                  12

Rent Information                                      13

Lease Expirations                                  14-15

Total Debt Amortization and Maturities by year        16

Summary of Indebtedness                               17

Summary of Indebtedness by Maturity                18-22

Summary of Variable Rate Debt and
    Interest Rate Protection Agreements            23-24

New Development Activities                            25

Renovation/Expansion Activities                    26-28

Capital Expenditures                                  29

Gains on Sales of Peripheral Land                     30

Teleconference Text - May 6, 1998                  31-37

                          SIMON DeBARTOLO GROUP
                                Overview



The Company


Simon DeBartolo Group, Inc. (the "Company" or "Simon") (NYSE:SPG) was created as a result of the merger (the "Merger") on August 9, 1996, of DeBartolo Realty Corporation ("DRC") into Simon Property Group, Inc. ("SPG").

Through its majority owned subsidiary, Simon DeBartolo Group, L.P. (the "Operating Partnership") at March 31, 1998, the Company owned or had an interest in 217 properties which consisted of regional malls, community shopping centers, and specialty and mixed-use properties containing an aggregate of 140 million square feet of gross leasable area (GLA) in 34 states. The Company, together with its affiliated management companies, owned or managed approximately 157 million square feet of GLA in retail and mixed-use properties.

In February, Simon and Corporate Property Investors, a privately-held REIT, announced a plan to merge the two companies. The merger is expected to be completed during the third quarter and is subject to shareholder approval and customary regulatory and other conditions.

This package was prepared to provide (1) ownership information, (2) certain operational information, and (3) debt information as of March 31, 1998, for the Company and the Operating Partnership.

Certain statements contained in this Supplemental Package may constitute "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements involve risks and uncertainties which may affect the business and prospects of the Company and the Operating Partnership, including the risks and uncertainties discussed in other periodic filings made by the Company and the Operating Partnership with the Securities and Exchange Commission.

We hope you find this Supplemental Package beneficial. Any questions, comments or suggestions should be directed to: Shelly J. Doran,
Director of Investor Relations-Simon DeBartolo Group, P.O. Box 7033, Indianapolis, IN 46207 (317) 685-7330.

                          SIMON DeBARTOLO GROUP
                     ECONOMIC OWNERSHIP STRUCTURE(1)
                             March 31, 1998



SIMON DeBARTOLO GROUP, L.P.
(the "Operating Partnership")

Total Common Shares and Units Outstanding = 173,754,214

  Operational Assets:
  -------------------
     133 Regional Malls
     74 Community Shopping Centers
     10 Specialty and Mixed-Use Properties

  Partners:                                              %
  ---------                                             --
     Simon DeBartolo Group, Inc.
       Public Shareholders                           61.0%
       Simon Family                                   1.9%
       DeBartolo Family                               0.0%
       Executive Management                           0.2%
                                                     -----
                                                     63.1%
                                                     -----

     Limited Partners
       Simon Family                                  19.9%
       DeBartolo Family                              12.8%
       Other Limited Partners                         4.1%
       Executive Management                           0.1%
                                                     -----
                                                     36.9%
                                                     -----
                                                    100.0%

Simon DeBartolo Group, Inc. (the "Company")(2)
  63.1% General Partner of Operating Partnership

  Common Shareholders                        Shares        %
  -------------------                        --------      --

  Public Shareholders                    105,996,766    96.6%
  Simon Family                             3,318,421     3.1%
  DeBartolo Family                            28,623     0.0%
  Executive Management                       350,699     0.3%
                                          ----------   ------
                                         109,694,509   100.0%

Limited Partners ("Limited Partners")
  36.9% Limited Partners of Operating Partnership

  Unitholders                                  Units        %
  -----------                                  -----       --

  Simon Family                            34,584,455    54.0%
  DeBartolo Family                        22,207,888    34.7%
  Executive Management                       153,498     0.2%
  Other Limited Partners                   7,113,864    11.1%
                                          ----------   ------
                                          64,059,705   100.0%


(1) Schedule excludes preferred stock: 8 million shares of Series B issued on 9/27/96 and 3 million shares of Series C issued on 7/9/97.
(2) General partners of Simon DeBartolo Group, L.P.

                          SIMON DeBARTOLO GROUP
               Changes in Common Stock and Unit Ownership
      For the Period from December 31, 1997 through March 31, 1998



                                             Operating
                                            Partnership       Company
                                              Units(1)     Common Shares


Number Outstanding at December 31, 1997      61,850,762    109,643,001


Restricted Stock Awards
 (Stock Incentive Program) Forfeited             -              (1,041)

Issuance of Units in Connection
 with Acquisitions:

   Cordova Mall                              1,713,016               -

   Lakeline Mall                               191,634               -

   The Westchester                             304,293               -

Issuance of Stock in connection
 with the DeBartolo Merger                       -              32,062

Issuance of Stock for Employee and
 Director Stock Option Exercises                 -              20,487


Number Outstanding at March 31, 1998(2)      64,059,705    109,694,509



                Total Common Shares and Units Outstanding
                    at March 31, 1998: 173,754,214(2)



(1)  Excludes units owned by the Company (shown here as Company Common
  Shares).
(2) Excludes preferred units relating to preferred stock outstanding (see Schedule of Preferred Stock).

                          SIMON DeBARTOLO GROUP
                       Preferred Stock Outstanding
                              ($ in 000's)




                                                             Number of
                                                      $        Shares


Outstanding as of March 31, 1998


Series B Cumulative Redeemable Preferred
   -public offering completed
    on September 27, 1996(1)                     $200,000     8,000,000


Series C Cumulative Redeemable Preferred
   -public offering completed
    on July 9, 1997(2)                           $150,000     3,000,000
                                                 --------     ---------


                                                 $350,000    11,000,000
                                                 ========    ==========



(1) Dividends are paid at 8.75% per annum. The Company may redeem the stock on or after September 29, 2006. The shares are not convertible into any other securities of the Company. Simon DeBartolo Group, Inc. contributed the proceeds to the Operating Partnership in exchange for
  preferred   Units.    The  Operating  Partnership  pays   a   preferred
  distribution to the Company equal to the dividends paid on the preferred
  stock.   The  shares  are traded on the New York Stock  Exchange.   The
  closing price on March 31, 1998, was $26.75 per share, or $214,000 in the aggregate.

(2)   The  Cumulative Step-Up Premium Rate Preferred Stock was issued  at
  7.89%.  The shares are redeemable after September 30, 2007.   Beginning
  October  1,  2012,  the rate increases to 9.89%.  The  shares  are  not
  convertible  into  any  other securities of the Company.   The  Company
  contributed the proceeds of the offering to the Operating Partnership in
  exchange  for  preferred  units,  the  economic  terms  of  which   are
  substantially identical to the Series C preferred stock.

                          SIMON DeBARTOLO GROUP
                     Reconciliation of Net Income to
                      Funds From Operations ("FFO")
                          As of March 31, 1998

              (Amounts in thousands, except per share data)

                                                Three Months Ended
                                                    March 31,
The Operating Partnership                         1998       1997

Income of the Operating Partnership before
Extraordinary Items                              $45,124    $43,062

Plus:  Depreciation and Amortization from
Consolidated Properties                           58,079     43,312

Less:  Minority Interest Portion of
Depreciation and Amortization                    (1,766)      (850)

Plus:  Simon's  Share of Depreciation,
Amortization and Extraordinary
Items from Unconsolidated Affiliates              14,804      8,858

Less:  Gain on the Sale of Real Estate                 -       (37)

Less:  Preferred Dividends                       (7,334)    (6,406)

Funds from Operations (FFO) of the Operating
Partnership                                     $108,907    $87,939
     Percent Increase                              23.8%



FFO of the Operating Partnership                $108,907    $87,939

FFO Allocable to the Company                     $69,015    $53,992

Basic FFO per Share:
--------------------
Basic Weighted Average Common Shares and
  Partnership Units Outstanding                  173,084    157,947

Basic Weighted Average Common Shares
Outstanding                                      109,684     96,973

Basic FFO per Common Share of the Company        $  0.63     $ 0.56
                                                ========    =======
     Percent Increase                              12.5%

Diluted FFO per Share:
----------------------
Diluted Weighted Average Common Shares and
     Partnership Units Outstanding               173,471    158,344

Diluted Weighted Average Common Shares
Outstanding                                      110,071     97,370

Diluted FFO per Common Share of the Company      $  0.63     $ 0.56
                                                ========    =======
     Percent Increase                              12.5%

                          SIMON DeBARTOLO GROUP
                     Selected Financial Information
                          As of March 31, 1998
                     (In thousands, except as noted)


                            As of or for the
                            Three Months Ended
                                March 31,
                                             1998        1997    % Change
                                             ----        ----    --------
Financial Highlights
--------------------
Total Revenues - Consolidated
Properties                                 $300,257    $242,414    23.9%

Total EBITDA of Portfolio Properties       $282,400    $205,341    37.5%
EBITDA After Minority Interest             $218,475    $163,843    33.3%

Net Income Available to Common
Shareholders                                $23,948     $ 8,233   190.9%
Basic Net Income Available to Common
Shareholders                                $  0.22     $  0.08   175.0%
Diluted Net Income Available to Common
Shareholders                                $  0.22     $  0.08   175.0%

Funds from Operations of the Operating
Partnership                                $108,907     $87,939    23.8%
Funds from Operations Allocable to the
Company                                     $69,015     $53,992    27.8%
Basic Funds from Operations per Common
Share                                       $  0.63     $  0.56    12.5%
Diluted Funds from Operations per
Common Share                                $  0.63     $  0.56    12.5%

Common Stock Distributions, per Common
Share                                       $0.5050     $0.4925     2.5%
Operational Statistics
----------------------
Occupancy at End of Period:
     Regional Malls (1)                       86.1%       84.3%     1.8%
     Community Shopping Centers (2)           90.6%       91.7%    -1.1%

Average Base Rent per Square Foot:
     Regional Malls (1)                     $ 22.95     $ 20.84    10.1%
     Community Shopping Centers (2)         $  7.44     $  7.72    -3.6%

Total Tenant Sales Volume, in millions:(3)
     Regional Malls (4)                     $ 2,051     $ 1,429    43.5%
     Community Shopping Centers (2)         $   344     $   311    10.6%

Number of Properties Open at End of Period      217         186    16.7%
Total GLA at End of Period                    140.2       113.7    23.3%

(1)   Includes mall and freestanding stores.
(2)   Includes all Owned GLA.
(3)   Represents only those tenants who report sales.
(4) Based upon the standard definition of sales for regional malls adopted by the International Council of Shopping Centers which includes only mall and freestanding stores.

                          SIMON DeBARTOLO GROUP
                     Selected Financial Information
                          As of March 31, 1998
                     (In thousands, except as noted)


                                              March 31,         March 31,
Equity Information                               1998             1997
------------------                             --------        --------

Units Outstanding at End of Period               64,060         60,974
Common Shares Outstanding at End of
Period                                          109,695         97,534
                                             ----------     ----------

Total Common Shares and Units
Outstanding at End of Period                    173,754        158,508
                                             ==========     ==========

Basic Weighted Average Units
Outstanding for the Period                       63,400         60,974
Basic Weighted Average Common Shares
Outstanding for the Period                      109,684         96,973
                                             ----------     ----------

Basic Weighted Average Common Shares
   and Units Outstanding for the Period         173,084        157,947
                                             ==========     ==========


                                            March 31,    December 31,
                                               1998          1997
Selected Balance Sheet Information            ------       -------
----------------------------------

Total Assets                                 $7,956,808   $  7,662,667

Consolidated Debt                            $5,329,707   $  5,077,990

SDG Share of Joint Venture Debt              $1,011,159   $    770,776


Debt-to-Market Capitalization
-----------------------------

Common Stock Price at End of Period           $   34.25    $   32.6875

Equity Market Capitalization (1)             $6,315,082    $ 5,966,702

Total Capitalization - Consolidated
Debt Only                                   $11,644,789    $ 11,044,692

Debt-to-Market Capitalization -
Consolidated Only                                 45.8%          46.0%

Total Capitalization - Including SDG
Share of JV Debt (millions)                 $12,655,948   $ 11,815,468

Debt-to-Market Capitalization -
Including SDG Share of JV Debt                     50.1%          49.5%

(1) Market Value of Comon Stock, Units and Series B Preferred Stock plus book value of Series C Preferred Stock.

                          SIMON DeBARTOLO GROUP
                  Portfolio GLA, Occupancy & Rent Data
                          As of March 31, 1998

                                                                 Avg.
                                                              Annualized
                                                               Base Rent
                                                   % of Owned  Per Leased
                     GLA-       Total     % of      GLA Which  Sq.Ft. of
Type of Property   Sq. Ft.   Owned GLA  Owned GLA  is Leased   Owned GLA

Regional Malls
--------------

-Anchor        70,930,529   24,308,132     28.2%     97.1%       $3.34

-Mall Store    39,897,443   39,864,847     46.3%     84.2%       23.97
-Freestanding   3,055,145    1,778,236      2.1%     88.3%        7.62
               ----------   ----------     -----
     Subtotal  42,952,588   41,643,083     48.4%     86.1%       22.95


Regional Mall
 Total        113,883,117   65,951,215     76.6%     89.0%      $15.33


Community Shopping Centers
--------------------------

-Anchor        11,985,305    7,636,712      8.9%     94.8%       $6.00
-Mall Store     4,707,755    4,621,997      5.4%     83.1%       10.32
-Freestanding     981,182      457,562      0.5%     97.6%        6.51

Community Ctr.
 Total         17,674,242   12,716,271     14.8%     90.6%       $7.44

Office Portion
of Mixed-Use
Properties      2,253,907    2,253,907      2.6%     93.9%      $18.87

Value-Oriented
Super-Regional
Malls           3,699,726    3,574,726      4.2%     94.6%      $16.19

Properties under
Redevelopment   2,684,760    1,592,654      1.8%


GRAND TOTAL   140,195,752   86,088,773    100.0%

                           ----------------
                            Occupancy History
                            -----------------
                                                   Community
         As of            Regional Malls(1)   Shopping Centers(2)
         -----             ---------------     -----------------

           3/31/98               86.1%                 90.6%
           3/31/97               84.3%                 91.7%
          --------------------------------------------------


          12/31/97               87.3%                 91.3%
          12/31/96               84.7%                 91.6%
          12/31/95(3)            85.5%                 93.6%
          12/31/94(3)            85.6%                 93.9%

(1)  Includes mall and freestanding stores.
(2)  Includes all Owned GLA.
(3) On a pro forma combined basis giving effect to the Merger with DRC for periods presented.

                          SIMON DeBARTOLO GROUP
                            Rent Information
                          As of March 31, 1998



Average Base Rent
-------------



         Mall & Freestanding               Community
              Stores at         %           Shopping       %
As of       Regional Malls    Change        Centers      Change
------      --------------    ------        -------      ------
3/31/98          $22.95       10.1%           $7.44       -3.6%
3/31/97           20.84         -              7.72          -
12/31/97         $23.65       14.4%           $7.44       -2.7%
12/31/96          20.68        7.8             7.65        4.9
12/31/95(1)       19.18        4.4             7.29        2.4
12/31/94(1)       18.37        3.8             7.12        N/A


Rental Rates
-------




              Base Rent (2)
              -------------
            Store       Store
           Openings    Closings
            During      During               Amount of Change
Year        Period      Period             Dollar    Percentage
----        ------      ------             ------    ----------

Regional Malls:
1998 (YTD)  $24.41      $18.87              $5.54       29.4%
1997         29.66       21.26               8.40(3)    39.5(3)
1996         23.59       18.73               4.86       25.9


Community Shopping Centers:
1998 (YTD)  $10.72      $10.28              $0.44        4.3%
1997          8.63        9.44             ($0.81)      (8.6)%
1996          8.18        6.16               2.02       32.8


(1)On a pro forma combined basis giving effect to the Merger with DRC for periods presented.
(2)Represents the average base rent in effect during the period for those tenants who signed leases as compared to the average base rent in effect during the period for those tenants whose leases terminated or expired.
(3)Including the acquisitions of Dadeland Mall, The Fashion Mall at Keystone at the Crossing, the RPT properties and the opening of The Source. Excluding these events, the spread was $6.57, or a 30.9% increase.

                          SIMON DeBARTOLO GROUP
                          Lease Expirations(1)
                          As of March 31, 1998


                         Number of          Square      Avg. Base Rent
       Year           Leases Expiring        Feet       per Square Foot
                                                         at 3/31/98
Regional Malls -
Mall & Freestanding
Stores
-------------------
-------------------
              -----

 1998 (4/1 - 12/31)              648      1,120,073            25.39
1999                           1,381      2,703,336            22.66
2000                           1,279      2,626,294            24.04
2001                           1,184      2,730,664            22.81
2002                           1,143      2,562,634            22.30
2003                           1,122      2,702,231            23.52
2004                             975      2,769,128            24.09
2005                             998      3,179,825            23.53
2006                           1,078      3,091,488            24.78
2007                             892      2,623,293            26.78
2008                             656      2,515,371            26.41
                    ----------------  -------------
TOTALS                        11,356     28,624,337           $24.13


Regional Malls -
Anchor Tenants
-------------------
       ------------

 1998 (4/1 - 12/31)                5        698,851            1.49
1999                              14      1,806,196            2.05
2000                              14      2,031,903            1.88
2001                              15      1,902,144            2.18
2002                              10      1,201,408            1.70
2003                              12      1,179,568            3.17
2004                              17      1,739,364            3.47
2005                              14      1,557,592            2.99
2006                              15      1,735,304            3.18
2007                               6        556,374            2.86
2008                               8        972,610            3.56
                    ----------------  -------------
TOTALS                           130     15,381,314           $2.58


Community Centers -
Mall Stores &
Freestanding Stores
-------------------
-------------------
           --------

 1998 (4/1 - 12/31)               68        157,544           10.63
1999                             186        567,700           10.56
2000                             214        658,841           10.95
2001                             163        490,864           11.45
2002                             113        517,943            9.37
2003                              74        335,616           10.86
2004                              29        193,236            9.27
2005                              30        218,051           10.00
2006                              18        246,380            6.96
2007                              11        119,295            8.65
                                  13        120,244            9.47
                    ----------------  -------------
TOTALS                           919      3,625,714          $10.17

      (1) Does not consider the impact of options that may be contained in leases.

Community Centers -
Anchor Tenants
-------------------
    ---------------

 1998 (4/1 - 12/31)                0             -              0.00
1999                               9        391,002             3.44
2000                               9        318,438             5.05
2001                              11        410,878             3.77
2002                               8        266,118             6.50
2003                              10        344,353             6.26
2004                               8        205,700             6.66
2005                              11        630,445             5.61
2006                              10        660,361             5.46
2007                              13        694,932             5.81
2008                               6        311,820             6.22
                    ----------------  -------------
TOTALS                            95      4,234,047            $5.40


      (1) Does not consider the impact of options that may be contained in leases.

                             SIMON DeBARTOLO GROUP
                  Total Debt Amortization and Maturities by Year
                             As of  March 31, 1998
                                   (In thousands)
                        Secured      Unsecured    Unconsolidated
                     Consolidated   Consolidated  Joint Venture       Total
       Year               Debt          Debt           Debt            Debt


               1998        263,662       282,000         235,873         781,535
               1999        210,459     1,055,000          19,034       1,284,494
               2000        301,485             0         222,010         523,495
               2001        283,988             0         241,744         525,732
               2002        495,560             0         325,815         821,375
               2003        136,171       100,000         360,885         597,057
               2004        570,649       250,000         119,268         939,917
               2005         46,401       360,000         238,177         644,578
               2006        112,441       250,000         498,761         861,202
2007                       158,498       180,000          64,831         403,329
Thereafter                 125,666       150,000          80,496         356,162
                    -------------- -------------  -------------- ---------------

                        $2,704,981   $ 2,627,000      $2,406,893      $7,738,872
                     =============  ============  ==============  ==============

Adjustment of
Indebtedness to                                                          (2,272)
Fair Mkt Value, Net

                                                                 ---------------
Total Indebtedness*                                                   $7,736,600
                                                                 ===============

 * The Operating Partnership's pro-rata share of this debt is $6,206,103

                          SIMON DeBARTOLO GROUP
                          Summary of Indebtedness
                           As of  March 31, 1998
                               (In thousands)
                                             SDG's
                                 Total      Share of    Weighted   Weighted Avg
                                                          Avg         Years
                             Indebtedness Indebtedness  Interest   to Maturity
                                                          Rate

Consolidated Indebtedness

Mortgage Debt
Fixed Rate                      2,195,478    2,112,875      7.76%           6.2
Debt Swapped to Maturity           50,000       50,000      7.74%           3.4
Capped to Maturity, Currently
"In the Money"                    239,379      203,349      8.19%           2.3
Other Hedged Debt                 100,000      100,000      6.15%           4.3
Floating Rate Debt                120,122      103,651      6.58%           1.8
                               ----------     --------  ---------  ------------
Subtotal Mortgage Debt          2,704,979    2,569,875      7.56%           5.6

Unsecured Debt
Fixed Rate                      1,290,000    1,290,000      6.97%           8.0
Capped to Maturity, Currently
"In the Money"                     63,000       63,000      6.56%           0.8
Floating Rate Debt                 70,000       70,000      6.34%           0.5
                               ----------     --------  ---------  ------------
Subtotal                        1,423,000    1,423,000      6.50%           4.5
Corporate Credit Facilities     1,204,000    1,204,000      6.52%           1.3
                               ----------     --------  ---------  ------------
Subtotal Unsecured Debt         2,627,000    2,627,000      6.73%           4.5

Adjustment to Fair Market
Value - Fixed Rate                (2,939)      (2,598)        N/A           N/A
Adjustment to Fair Market
Value - Variable Rate                 667          667        N/A           N/A

                               ----------    ---------  --------- -------------
Consolidated Mortgage and
Other Notes Payable             5,329,707    5,194,944      7.14%           5.1
                               ==========    =========  ========= =============

Joint Venture Mortgage
Indebtedness
Fixed Rate                      1,270,946      591,994      7.67%           7.1
Debt Swapped to Maturity          120,000       30,000      7.38%           4.1
Other Hedged Debt                 190,840       43,234      6.81%           4.3
Floating Rate Debt                825,107      345,932      6.76%           2.7
                               ----------     --------  --------- -------------
Joint Venture Mortgage and
Other Notes Payable             2,406,893    1,011,159      7.31%           5.4
                               ==========     ========  ========= =============


SDG's Share of Total
Indebtedness                                 6,206,103      7.17%           5.0

                             SIMON DeBARTOLO GROUP
                      Summary of Indebtedness By Maturity
                             As of  March 31, 1998
                                (In thousands)



                                                                   Weighted
                                                           SDG's      Avg
                                                Total     Share of Interest
                            Maturity Interest Indebted-  Indebted-  Rate by
     Property Name            Date     Rate      ness       ness     Year

Consolidated
Indebtedness
Fixed Rate Mortgage
Debt:

Ross Park Mall               8/15/98    6.14%     60,000    60,000
     Subtotal 1998                                60,000    60,000    6.14%

Great Lakes Mall - 2          3/1/99    7.07%      8,579     8,579
Ingram Park Mall - 2         11/1/99    9.63%      7,000     7,000
Ingram Park Mall - 1         12/1/99    8.10%     48,428    48,428
Barton Creek Square         12/30/99    8.10%     62,673    62,673
La Plaza Mall               12/30/99    8.25%     49,906    49,906
     Subtotal 1999                               176,587   176,587    8.15%

Windsor Park Mall - 1         6/1/00    8.00%      5,905     5,905
Trolley Square - 1           7/23/00    5.81%     19,000    17,100
North East Mall               9/1/00   10.00%     22,137    22,137
Bloomingdale Court           12/1/00    8.75%     29,009    29,009
Forest Plaza                 12/1/00    8.75%     16,904    16,904
Fox River Plaza              12/1/00    8.75%     12,654    12,654
Lake View Plaza              12/1/00    8.75%     22,169    22,169
Lincoln Crossing             12/1/00    8.75%        997       997
Matteson Plaza               12/1/00    8.75%     11,159    11,159
Regency Plaza                12/1/00    8.75%      1,878     1,878
St. Charles Towne Plaza      12/1/00    8.75%     30,742    30,742
West Ridge Plaza             12/1/00    8.75%      4,612     4,612
White Oaks Plaza             12/1/00    8.75%     12,345    12,345
     Subtotal 2000                               189,511   187,611    8.61%

Biltmore Square               1/1/01    7.15%     27,326    27,326
Chesapeake Square             1/1/01    7.28%     49,168    49,168
Cordova Mall            (1)  12/1/01   12.13%     28,849    28,849
Port Charlotte Town           1/1/01    7.28%     53,176    53,176
Center
Great Lakes Mall - 1          3/1/01    6.74%     53,220    53,220
     Subtotal 2001                               211,739   211,739    7.79%

Lima Mall                     3/1/02    7.12%     19,102    19,102
Columbia Center              3/15/02    7.62%     42,736    42,736
Northgate Shopping           3/15/02    7.62%     79,800    79,800
Center
Tacoma Mall                  3/15/02    7.62%     93,369    93,369
River Oaks Center             6/1/02    8.67%     32,500    32,500
Crossroads Mall              7/31/02    7.75%     41,440    41,440
North Riverside Park          9/1/02    9.38%      4,021     4,021
Plaza - 1
North Riverside Park          9/1/02   10.00%      3,617     3,617
Plaza - 2
Anderson Mall                9/15/02    6.57%     19,000    19,000
Forest Mall                  9/15/02    6.57%     12,800    12,800
Forest Village Park          9/15/02    6.57%     20,600    20,600
Mall
Golden Ring Mall             9/15/02    6.57%     29,750    29,750
Longview Mall                9/15/02    6.57%     22,100    22,100
Markland Mall                9/15/02    6.57%     10,000    10,000
Midland Park Mall            9/15/02    6.57%     22,500    22,500
North Towne Square           9/15/02    6.57%     23,500    23,500
Hutchinson Mall              10/1/02    8.44%     11,523    11,523
     Subtotal 2002                               488,358   488,358    7.39%

Battlefield Mall              6/1/03    7.50%     49,471    49,471
South Park Mall              6/15/03    7.25%     24,748    24,748
Miami International         12/21/03    6.91%     46,881    28,129
Mall
     Subtotal 2003                               121,100   102,348    7.28%

Forum Phase I - Class A-     5/15/04    7.13%     46,997    28,198
1
Forum Phase II - Class       5/15/04    7.13%     43,004    23,652
A-1
Cielo Vista Mall - 2          7/1/04    8.13%      2,323     2,323
College Mall                  7/1/04    7.00%     42,796    42,796
Greenwood Park Mall           7/1/04    7.00%     35,843    35,843
Tippecanoe Mall               7/1/04    8.45%     46,791    46,791
Towne East Square             7/1/04    7.00%     56,582    56,582
CMBS Loan - Fixed           12/19/04    7.27%    175,000   175,000
Component
     Subtotal 2004                               449,335   411,185    7.30%

Melbourne Square              2/1/05    7.42%     39,735    39,735
     Subtotal 2005                                39,735    39,735    7.42%

Treasure Coast Square         1/1/06    7.42%     53,774    53,774
Gulf View Square             10/1/06    8.25%     38,030    38,030
Paddock Mall                 10/1/06    8.25%     30,246    30,246
     Subtotal 2006                               122,050   122,050    7.88%

Cielo Vista Mall - 1          5/1/07    9.38%     55,418    55,418
McCain Mall                   5/1/07    9.38%     25,989    25,989
Valle Vista Mall              5/1/07    9.38%     34,421    34,421
University Park Mall         10/1/07    7.43%     59,500    35,700
     Subtotal 2007                               175,328   151,528    8.92%

Randall Park Mall             1/1/11    9.25%     33,469    33,469
     Subtotal 2011                                33,469    33,469    9.25%

Windsor Park Mall - 2         5/1/12    8.00%      8,863     8,863
     Subtotal 2012                                 8,863     8,863    8.00%

Chesapeake Center            5/15/15    8.44%      6,563     6,563
Grove at Lakeland            5/15/15    8.44%      3,750     3,750
Square, The
Terrace at Florida           5/15/15    8.44%      4,688     4,688
Mall, The
     Subtotal 2015                                15,001    15,001    8.44%

Sunland Park Mall             1/1/26    8.63%     39,770    39,770
     Subtotal 2026                                39,770    39,770    8.63%

Keystone at the               7/1/27    7.85%     64,632    64,632
Crossing
     Subtotal 2027                                64,632    64,632    7.85%

Total Consolidated
Fixed Rate Mortgage
Debt                                           2,195,478 2,112,875    7.76%

Variable Rate Mortgage
Debt:


Eastland Mall (OK)            6/1/98    7.19%     30,000    30,000
Eastgate Consumer Mall      12/31/98    6.00%     22,929    22,929
Riverway                    12/31/98    6.38%    131,451   131,451
     Subtotal 1998                               184,380   184,380    6.46%


White Oaks Mall               3/1/99    6.93%     16,500     9,062
     Subtotal 1999                                16,500     9,062    6.93%

Jefferson Valley Mall        1/12/00    6.24%     50,000    50,000
Shops at Sunset Place,       6/30/00    6.94%     32,880    24,660
The
Trolley Square               7/23/00    7.22%      8,141     7,327
     Subtotal 2000                                91,021    81,987    6.53%

Crystal River                 1/1/01    7.69%     16,000    16,000
Orland Square                 9/1/01    7.74%     50,000    50,000
     Subtotal 2001                                66,000    66,000    7.73%

Highland Lakes Center         3/1/02    7.19%     14,377    14,377
Mainland Crossing            3/31/02    7.19%      2,226     2,226
     Subtotal 2002                                16,603    16,603    7.19%

Forum Phase I - Class A-     5/15/04    6.19%     44,385    26,631
2
Forum Phase II - Class       5/15/04    6.19%     40,614    22,338
A-2
CMBS Loan - Floating    (2) 12/19/04    6.05%     50,000    50,000
Component
     Subtotal 2004                               134,999    98,969    6.12%

Total Variable Rate
Mortgage Debt                                    509,501   457,000    6.62%

Total Consolidated
Mortgage Debt                                  2,704,979 2,569,875    7.56%

Fixed Rate Unsecured
Debt:

SDG, LP (PATS)              11/15/03    6.75%    100,000   100,000
     Subtotal 2003                               100,000   100,000    6.75%

SCA (Bonds)                  1/15/04    6.75%    150,000   150,000
SDG, LP (Bonds)              7/15/04    6.75%    100,000   100,000
     Subtotal 2004                               250,000   250,000    6.75%

SCA (Bonds)                  5/15/05    7.63%    110,000   110,000
SDG, LP (Bonds)             10/27/05    6.88%    150,000   150,000
SDG, LP (MTN)                6/24/05    7.13%    100,000   100,000
     Subtotal 2005                               360,000   360,000    7.17%

SDG, LP (Bonds)             11/15/06    6.88%    250,000   250,000
     Subtotal 2006                               250,000   250,000    6.88%

SDG, LP (MTN)                9/20/07    7.13%    180,000   180,000
     Subtotal 2007                               180,000   180,000    7.13%

SDG, LP (Bonds)              7/15/09    7.00%    150,000   150,000
     Subtotal 2009                               150,000   150,000    7.00%


Total Unsecured Fixed
Rate Debt                                      1,290,000 1,290,000    6.97%

Variable Rate Unsecured
Debt:

Corporate Credit             8/27/98    6.34%    212,000   212,000
Facility
SDG, L.P. Unsecured          9/25/98    6.34%     70,000    70,000
Loan
     Subtotal 1998                               282,000   282,000    6.34%

Corporate Credit             9/27/99    6.56%    992,000   992,000
Facility
     Subtotal 1999                               992,000   992,000    6.56%

SDG, L.P. Unsecured     (3)  1/31/00    6.14%     63,000    63,000
Loan
     Subtotal 2000                                63,000    63,000    6.14%

Total Unsecured                                1,337,000 1,337,000    6.50%
Variable Rate Debt

Total Unsecured Debt                           2,627,000 2,627,000    6.73%

Adjustment of Fixed-                             (2,939)   (2,598)      N/A
Rate Indebtedness to FMV
Adjustment of Variable-                              667       667      N/A
Rate Indebtedness to FMV

Total Consolidated Debt                        5,329,707 5,194,944    7.14%

Joint Venture
Indebtedness
Fixed Rate Mortgage
Debt:

Northfield Square             4/1/00    9.52%     24,264    24,264
Coral Square                 12/1/00    7.40%     53,300    26,650
     Subtotal 2000                                77,564    50,914    8.41%

Palm Beach Mall             12/15/02    8.21%     51,145    25,572
     Subtotal 2002                                51,145    25,572    8.21%

Avenues, The                 5/15/03    8.36%     58,222    14,556
Century III Mall -1           7/1/03    6.78%     66,000    33,000
Lakeland Square             12/22/03    7.26%     52,830    26,415
     Subtotal 2003                               177,052    73,970    7.26%


Indian River Commons         11/1/04    7.58%      8,399     4,200
Indian River Mall            11/1/04    7.58%     46,602    23,301
     Subtotal 2004                                55,001    27,501    7.58%

Westchester, The              9/1/05    8.74%    152,961    76,480
Cobblestone Court           11/30/05    7.22%      6,180     2,163
Crystal Court               11/30/05    7.22%      3,570     1,250
Fairfax Court               11/30/05    7.22%     10,320     2,709
Gaitway Plaza               11/30/05    7.22%      7,350     1,715
Plaza at Buckland           11/30/05    7.22%     17,680     6,055
Hills, The
Ridgewood Court             11/30/05    7.22%      7,980     2,793
Royal Eagle Plaza           11/30/05    7.22%      7,920     2,772
Village Park Plaza          11/30/05    7.22%      8,960     3,136
West Town Corners           11/30/05    7.22%     10,330     2,411
Westland Park Plaza         11/30/05    7.22%      4,950     1,155
Willow Knolls Court         11/30/05    7.22%      6,490     2,272
Yards Plaza, The            11/30/05    7.22%      8,270     2,895
     Subtotal 2005                               252,961   107,805    8.30%

Seminole Towne Center         1/1/06    6.88%     70,500    31,725
IBM CMBS Loan - Fixed   (4)   5/1/06    7.40%    300,000   150,000
Component
Great Northeast Plaza         6/1/06    9.04%     17,778     8,889
Smith Haven Mall              6/1/06    7.86%    115,000    28,750
     Subtotal 2006                               503,278   219,364    7.45%

Lakeline Mall                 5/1/07    7.65%     73,452    47,744
     Subtotal 2007                                73,452    47,744    7.65%

West Town Mall                5/1/08    6.90%     76,000    38,000
     Subtotal 2008                                76,000    38,000    6.90%

Ontario Mills - 4       (5) 12/28/09    0.00%      4,495     1,124
     Subtotal 2009                                 4,495     1,124    0.00%

Total Joint Venture
Fixed Rate  Mortgage
Debt                                           1,270,946   591,994    7.67%

Variable Rate Mortgage
Debt:


Aventura Mall - 3             8/8/98    6.79%     51,213    17,071
Aventura Mall - 2             8/8/98    9.75%      5,300     1,767
Aventura Mall - 1             8/8/98    8.50%    100,000    33,333
Florida Mall, The            12/1/98    6.72%     75,000    37,500
     Subtotal 1998                               231,513    89,671    7.45%

Tower Shops, The        (6)  3/13/99    7.69%     14,300     7,150
Dadeland Mall               12/10/99    6.39%    140,000    70,000
     Subtotal 1999                               154,300    77,150    6.51%


Grapevine Mills              4/25/01    7.04%    118,701    44,513
Source, The                  7/16/01    7.04%    115,091    28,773
     Subtotal 2001                               233,792    73,286    7.04%

Arizona Mills                 2/1/02    6.99%    130,840    34,432
Lakeline Plaza - 1            6/6/02    6.06%     20,500    13,325
Ontario Mills - 1       (6)   5/7/02    7.37%     50,000    12,500
Ontario Mills - 2       (6)   5/7/02    7.21%     20,000     5,000
Ontario Mills - 3       (6)   5/7/02    7.46%     50,000    12,500
     Subtotal 2002                               271,340    77,757    6.98%


IBM CMBS Loan -         (4)   5/1/03    6.19%    185,000    92,500
Floating Component
     Subtotal 2003                               185,000    92,500    6.19%

Circle Centre Mall           1/31/04    6.13%     60,000     8,802
     Subtotal 2004                                60,000     8,802    6.13%

Total Joint Venture
Variable Rate Debt                             1,135,947   419,165    6.81%

Total Joint Venture
Debt                                           2,406,893 1,011,159    7.31%

SDG's Share of Total
Indebtedness                                   7,736,600 6,206,103    7.17%




(1) This mortgage was assumed as part of the Cordova Mall acquisition on January 26, 1998 and was retired on May 15, 1998.
(2) An interest rate protection agreement, which effectively fixes the interest rate at an all-in-one rate of 6.305%, was obtained on April 19, 1998.
(3) Includes 1-year extension.
(4) Represents debt assumed in connection with the Macerich acquisition. This is $485 million of Commercial Mortgage Notes secured by cross-collateralized mortgages encumbering thirteen of the Properties. The Operating Partnership's share is $242 million. A weighted average rate is used.
(5) Notes for purchase of land from Ontario Redevelopment Agency at 6% commencing January 2000.
(6) Two one-year options exist to extend maturity.

                                SIMON DeBARTOLO GROUP
   Summary of Variable Rate Debt and Interest Rate Protection Agreements
                                As of March 31, 1998

                                  (In thousands)

                           Principal    SDG      SDG's   Interest
    Property      Maturity  Balance  Ownership Share of    Rate    Terms of          Terms of
      Name          Date   03/31/98      %       Loan    03/31/98  Variable  Interest Rate Protection
                                                Balance              Rate           Agreement

Consolidated
Properties:

Secured Debt:

Eastland Mall                                                      LIBOR +
(OK)                6/1/98    30,000   100.00%    30,000    7.188% 1.500%
Eastgate                                                           LIBOR +   LIBOR Capped at  5.00%
Consumer Mall     12/31/98    22,929   100.00%    22,929    6.000% 1.000%    through maturity
                                                                   LIBOR +   LIBOR Capped at  5.00%
Riverway          12/31/98   131,451   100.00%   131,451    6.375% 1.375%    through maturity

                                                                   LIBOR +
White Oaks Mall     3/1/99    16,500    54.92%     9,062    6.926% 1.250%

Jefferson Valley                                                   LIBOR +   LIBOR Capped at  8.70%
Mall               1/12/00    50,000   100.00%    50,000    6.238% .550%     through maturity
Shops at Sunset                                                    LIBOR +
Place, The         6/30/00    32,880    75.00%    24,660    6.938% 1.250%    See Footnote (1)
                                                                   LIBOR +
Trolley Square     7/23/00     8,141    90.00%     7,327    7.219% 1.500%

                                                                   LIBOR +   LIBOR Swapped at 7.24%
Orland Square       9/1/01    50,000   100.00%    50,000    7.742% .500%     through maturity
                                                                   LIBOR +
Crystal River       1/1/01    16,000   100.00%    16,000    7.688% 2.000%

Highland Lakes                                                     LIBOR +
Center              3/1/02    14,377   100.00%    14,377    7.188% 1.500%
Mainland                                                           LIBOR +
Crossing           3/31/02     2,226   100.00%     2,226    7.188% 1.500%

                                                                             Through an interest rate
Forum Phase I -                                                    LIBOR +   protection agreement,
Class A-2          5/15/04    44,385    60.00%    26,631    6.190% .300%     effectively fixed
                                                                             at an all-in-one rate of
                                                                           6.19%
                                                                             Through an interest rate
Forum Phase II -                                                   LIBOR +   protection agreement,
Class A-2          5/15/04    40,614    55.00%    22,338    6.190% .300%     effectively fixed
                                                                             at an all-in-one rate of
                                                                           6.19%
CMBS Loan -                                                                  LIBOR Capped at  16.77%
Floating                                                           LIBOR +   through maturity.  See
Component         12/19/04    50,000   100.00%    50,000    6.053% .365%     Footnote (2)

                           ---------            --------
Total
Consolidated
Secured Debt                 509,503             457,000
                            ========             =======

Unsecured Debt:
Unsecured
Revolving Credit                                                              On February 27, 1998 the
Facility - Chase                                                   LIBOR +    Operating Partnership
(300M)             8/27/98   212,000   100.00%   212,000    6.338% .650%      obtained a $300M unsecured
                                                                              7-months credit facility,
                                                                              which initially bears
                                                                              interest at LIBOR plus 90
                                                                              basis points.
SDG, L.P.                                                          LIBOR +
Unsecured Loan     9/25/98    70,000   100.00%    70,000    6.338% .650%
                                                                              A two year interest rate
                                                                              protection agreement,
SDG, L.P.                                                          LIBOR +    which effectively fixes
Unsecured Loan     1/31/99    63,000   100.00%    63,000    6.140% .650%      the interest rate at  an all-in-one
                                                                              rate of 6.14%, was obtained January 15,
                                                                              1998.
Unsecured
Revolving Credit                                                             The 11.53% LIBOR cap on
Facility - UBS                                                     LIBOR +   $90M has been transferred
(1.25B)            9/27/99   992,000   100.00%   992,000    6.564% .650%     from Forum.

                           ---------           ---------
Total
Consolidated
Unsecured Debt             1,337,000           1,337,000
                           =========           =========

Adjustment of
Variable-Rate
Indebtedness to
FMV                              667                 667

                           ---------           ---------
Consolidated
Variable Rate
Debt                       1,847,168           1,794,667
                           =========           =========

Joint Venture
Properties:

Aventura Mall -                                                    LIBOR +
3                   8/8/98    51,213    33.33%    17,071    6.788% 1.100%    See Footnote (2)
                                                                   PRIME +
Aventura Mal - 2    8/8/98     5,300    33.33%     1,767    9.750% 1.250%
Aventura Mall- 1    8/8/98   100,000    33.33%    33,333    8.500% Tokyo CD Rate + .900%
The Florida Mall   12/1/98    75,000    50.00%    37,500    6.717% Commercial Paper Rate + .750%

                                                                   LIBOR +   Two one-year extensions
Tower Shops, The   3/13/99    14,300    50.00%     7,150    7.688% 2.000%    exist to extend maturity.
                                                                   LIBOR +
Dadeland Mall     12/10/99   140,000    50.00%    70,000    6.388% .700%


                                                                   LIBOR +   See Footnote (2)
Grapevine Mills    4/25/01   118,701    37.50%    44,513    7.038% 1.350%
                                                                   LIBOR +
Source, The        7/16/01   115,091    25.00%    28,773    7.038% 1.350%

                                                                   LIBOR +   LIBOR Capped at  9.50%
Arizona Mills       2/1/02   130,840    26.32%    34,432    6.988% 1.300%    through maturity
                                                                   LIBOR +   LIBOR Swapped at  6.37%
                                                                   1.000%    through maturity.  See
Ontario Mills- 1    5/7/02    50,000    25.00%    12,500    7.370%           Footnote (2).
                                                                   LIBOR +   LIBOR Swapped at 6.21%
Ontario Mill - 2    5/7/02    20,000    25.00%     5,000    7.210% 1.000%    through maturity
                                                                   LIBOR +   LIBOR Swapped at 6.21%
Ontario Mills- 3    5/7/02    50,000    25.00%    12,500    7.460% 1.250%    through maturity
Lakeline Plaza -                                                   LIBOR +
1                   6/6/02    20,500    65.00%    13,325    6.063% .375%

IBM CMBS Loan -                                                    See
Floating                                                           Footnote
Component           5/1/03   185,000    50.00%    92,500    6.186% (3)

Circle Centre                                                      LIBOR +   LIBOR Capped at  8.81%
Mall               1/31/04    60,000    14.67%     8,802    6.128% .440%     through maturity

                           ---------           ---------
Total Joint
Venture
Properties                 1,135,947             419,165
                           =========           =========

Total Variable
Mortgage
   and Other
Indebtedness               2,983,115           2,213,832
                           =========           =========

Footnotes:
(1)  Rate can be reduced based upon project performance.
(2) An interest rate protection agreement, which effectively fixes the interest rate at an all-in-one rate of 6.305%, was obtained on April 19, 1998.
(3) Represents debt assumed in the Macerich acquisition. A weighted average rate is used.

 The following table summarizes variable rate debt:

                             Total             SDG Share
Swapped debt                 170,000              80,000
Capped debt "in
the money"                   302,379             266,349
Other hedged
variable rate
debt                         380,840             233,234
Unhedged
variable rate
debt                       2,129,896           1,634,250
                           ---------           ---------
                           2,983,115           2,213,832
                           =========           =========

                          SIMON DeBARTOLO GROUP
                       New Development Activities
                          As of March 31, 1998



                                        Projected   Non-Anchor
                        SDG     Actual/    Cost    Sq. Footage
       Mall/         Ownership Projected   (in       Leased/       GLA
     Location       Percentage  Opening millions)   Committed   (sq. ft.)
------------------- ---------- ------------------- ----------------------

Projects Recently
Opened
-------------------

Muncie Plaza           100%      3/98      $13       97% (1)      195,500
Muncie, IN

Anchors/Major       Kohl's,TJMAXX, OfficeMax, ShoE Carnival,
                    Factory Card Outlet

                    Leased/Committed of 97% is based on 170,500 sf
                    built to date.
                    Remaining 25,000 sf projected to open Summer 1999.
------------------- ---------- --------- ---------- ------------ ----------

Projects Under Construction

Lakeline Plaza          65%      4/98      $34         85%(1)     381,000
Austin, TX
(center opened
4/98)

Anchors/Major        Linens 'N Things, TJMaxx,
Tenants:             Old Navy, OfficeMax, Party City (7/98 opening),
                      Toys "R" Us (8/98 opening)

                    Leased/Committed of 85% is based on 270,000 sf built to date. Remaining square footage to open at a later date.

------------------- ---------- --------- ---------- ------------ ----------

Shops at Sunset
Place                   75%      10/98     $149        92%        510,000
South Miami, FL

Anchors/Major           AMC 24 Theatre,
Tenants:             NIKETOWN, Barnes &
                        Noble, IMAX
                      Theatre, Virgin
                    Megastore, Z Gallerie, GameWorks
------------------- ---------- --------- ---------- ------------ ----------

Concord Mills           50%    Fall 1999   $218        (2)      1,400,000
Concord, NC
(Charlotte)

Anchors/Major         Books-A-Million, Bed Bath & Beyond,
Tenants:              TJMaxx, Off Rodeo Drive Beverly
                    Hills, AMC Theatres, Host
                      Marriott Services (food court)
------------------- ---------- --------- ---------- ------------ ----------
Projects Under Development

Houston Premium                Phase I -
Outlets                 50%      7/99        (2)
Houston, TX

Anchors/Major        Last Call Neiman Marcus Clearance
Tenants:             Center, Off 5th-Saks Fifth Avenue Outlet
------------------- ---------- --------- ---------- ------------ ----------

       The Shops at
    Northeast Plaza  Fall 1999                         (2)
Hurst, TX

Anchors/Major
Tenants:                 To be
                     announced

(1)  Community Center leased/committed percentage includes owned anchor
GLA.
(2)  Leasing still in preliminary stage.

                          SIMON DeBARTOLO GROUP
                    Renovation/ Expansion Activities
                          As of March 31, 1998

                                                                        Total
                       SDG       Actual/      Projected                Existing
      Mall/         Ownership  Anticipated     Cost (in    Year          GLA
     Location      Percentage   Completion    millions)   Built       (sq. ft.)
------------------ ---------- --------------  ----------  -----       ----------
Projects under
Construction
Aventura Mall                     11/97
Miami, FL             33.3%   (Bloomingdale'   $92        1983        1,459,000
                                    s
(Expansion)                     and small
                                  shops)
                                3/98 (All
                                  other)
                                   3/99
                               (Burdine's)

Scope of
Construction: Additions of 252,000 sq. ft. Bloomingdale's, 225,000 sq. ft. Burdines,
255,000 sq. ft. of small shops, 78,000 sq. ft. AMC Theatre with 24 screens, Rainforest
Cafe and Cheesecake Factory, new parking deck, Sears 37,000 sq. ft. expansion, Lord and
Taylor 28,000 sq. ft. expansion, and JCPenney 60,000 sq. ft. expansion
------------------ ---------- -------------- ---------- -------       ----------

Castleton Square      100%        11/98         $34       1972        1,353,000
Indianapolis, IN
(Renovation/
Expansion)

Scope of
Construction: Addition of 80,000 sq. ft. Galyan's and 10,000 sq. ft. of small shops;
mall renovation with new food court; L.S. Ayres 48,000 sq. ft. expansion; Lazarus remodel; addition of Von Maur to replace Montgomery Ward
------------------ ---------- -------------- ---------- -------       ----------

The Florida Mall       50%        11/99         $86       1986        1,120,000
Orlando, FL
(Expansion)

Scope of
Construction: Addition of 200,000 sq. ft. Burdines and 190,000 sq. ft. of shops;
Dillard's 42,000 sq. ft. expansion; JCPenney 62,000 sq. ft. expansion; Saks 15,000 sq.
ft. expansion
------------------ ---------- -------------- ---------- -------       ----------

Mission Viejo Mall    100%      Fall 1999       $146      1979          817,000
Mission Viejo, CA
(Renovation/
Expansion)

Scope of
Construction:   Additions of 160,000 sq. ft. Nordstrom, 100,000 sq. ft Saks Fifth
Avenue and 120,000 sq. ft. of future retail; small shop expansions of 130,000 sq.
ft. to open in 1999 and an additional 88,000 sq. ft. to open in 2000; renovation with new food court; Macy's 70,000 sq. ft. expansion and Robinson-May 70,000 sq.
ft. expansion
------------------ ---------- -------------- ---------- -------       ----------

Prien Lake Mall       100%        11/98         $30       1972          456,000
Lake Charles, LA
(Renovation/
Expansion)

Scope of
Construction: Addition of 157,000 sq. ft. Dillard's and 124,000 sq. ft. Sears with 10,000 sq. ft. TBA; renovation of existing mall and exterior of JCPenney building and 70,000 sq. ft. expansion of shops with food court

------------------ ---------- -------------- ---------- -------       ----------

Richmond Town
Square                100%        11/98         $57       1966          873,000
Cleveland, OH
(Renovation/
Expansion)

Scope of
Construction: Additions of 165,000 sq. ft. Kaufmann's and Barnes & Noble; new
food court; addition of 87,000 sq. ft. Sony Theatre with 20 screens; JCPenney and
Sears remodel
------------------ ---------- -------------- ---------- -------       ----------


Projects under
developement

North East Mall       100%      Fall 2000       $110      1971        1,142,000
Hurst, TX
(Renovation/
Expansion)

Scope of
Construction: Addition of 60,000 square feet of small shops, 160,000 sq. ft. Nordstrom,
100,000 sq. ft. Saks Fifth Avenue and one additional department store; 45,000 sq. ft.
expansion of JCPenney; new 300,000 sq. ft. Dillard's; mall renovation in addition to renovations of Sears and Montgomery Ward

                          SIMON DeBARTOLO GROUP
                  Other Renovation/Expansion Activities
            Projects Under Construction as of March 31, 1998



                                                          SDG's    Projected
 Project Name     Location         Scope of Project         %     Completion


Anderson Mall  Anderson, SC   Addition of Goody's          100%          9/98

                              Phase I - Addition of Old
                              Navy, Finish Line, and new                 5/98
Barton Creek                  food court                   100%
Square                        Phase II - Addition of
               Austin, TX     General Cinema                             3/99

                              Mall demolition and
                              conversion to community
                              center; addition of Regal
Charles Towne  Charleston,    Cinema and renovation of
Square         SC             Montgomery Ward              100%         11/98

Crossroads
Mall           Omaha, NE      Mall renovation              100%         11/98

Eastern Hills                 Addition of Burlington
Mall           Buffalo, NY    Coat                         100%         11/98

                              Addition of Sears and
               Fond du Lac,   Staples and mall
Forest Mall    WI             renovation                   100%         10/98

                              Phase I - Addition of
                              Barnes & Noble and Old                     9/98
                              Navy                         100%
                              Phase II - Addition of
Irving Mall    Irving, TX     General Cinema                            11/98

Laguna Hills   Laguna Hills,  Addition of WOW
Mall           CA             Entertainment                100%          8/98

                              Conversion of third floor
New Orleans    New Orleans,   retail to WNOL office and
Centre         LA             studio                       100%         11/98

Orange Park    Jacksonville,  Addition of Books-A-
Mall           FL             Million                      100%         10/98

Port Charlotte Port
Towne Center   Charlotte, FL  Addition of Regal Cinema     100%         11/98

                              Addition of Steinmart and
                              Ross Dress for Less, new
Richardson                    food court and mall
Square Mall    Dallas, TX     renovation                   100%          7/98

                              Split Kmart space into
                              three suites; addition of
Teal Plaza     Lafayette, IN  Circuit City and Pep Boys    100%          8/98

Towne West
Square         Wichita, KS    Addition of Petsmart         100%          6/98

               St.            Addition of Borders; mall                 8/98
               Petersburg,    renovation with new food
Tyrone Square  FL             court and restaurants        100%

Valle Vista
Mall           Harlingen, TX  Addition of OfficeMax        100%          5/98

                              Addition of Regal Cinema
West Town Mall Knoxville, TN  and parking deck             50%           6/98

(1) Total anticipated cost of the above projects is $101 million; SDG's share is $95 million.

                          SIMON DeBARTOLO GROUP
                          Capital Expenditures
                For the Three Months Ended March 31, 1998


                              (In millions)


                                         Joint Venture Properties
                                         ------------------------
                          Consolidated                  SDG's
                           Properties         Total     Share
                           ----------         -----     -----


New Developments                $12.3          $11.2      $5.9

Renovations and Expansions       36.0           10.4       4.3

Tenant Allowances-Retail          8.3            2.8       1.2

Tenant Allowances-Office          0.7            -         -

Capital Expenditures
   Recoverable from Tenants       2.1            -         -

Other (1)                          -             -         -
                               -----          -----     -----


Totals                          $59.4          $24.4    $11.4
                               =====          =====     =====


(1) Primarily represents capital expenditures not recovered from tenants.

                          SIMON DeBARTOLO GROUP
                    Gains on Sales of Peripheral Land
                          As of March 31, 1998


                              (In millions)



                                      Three Months Ended
                                          March 31,
                                      1998           1997
                                      ----           ----

Consolidated Properties               $0.3              -

SDG's Share of
   Joint Venture Properties              -           $0.2
                                      ----           ----


Totals                                $0.3           $0.2
                                      ====           ====

Simon DeBartolo Group
Conference Call Text
May 6, 1998


Welcome and Opening Comments  (David Simon)

Welcome to our first quarter earnings teleconference. We had an exciting quarter in terms of our financial performance and the announcement of our merger with Corporate Property Investors (CPI). In 1998 we have started very strongly:

* We increased FFO per share in the 1st quarter by 12.5%, under basic and diluted methods.
*    We acquired approximately $575 million of real estate.
* We opened two new power centers adjacent to existing Simon malls, adding over 500,000 square feet of GLA.
* Through Simon Brand Ventures, or SBV, we formed alliances with Pepsi, Browning-Ferris Industries (BFI), Cybersmith and Olsten.


The CPI Merger (David Simon)

On February 19, 1998, we announced the signing of a definitive merger agreement to acquire Corporate Property Investors. CPI owns a portfolio of 23 malls that are the best aggregation of retail real estate in the country including Roosevelt Field in Long Island, Lenox Square and Phipps Plaza in Atlanta, and Town Center at Boca Raton.

The combination of Simon and CPI creates a company that is the unquestioned market leader:

*    Total market cap will be in excess of $17 billion.
* The portfolio will contain 244 properties comprising 168 million square feet of GLA, which includes more than 20% of the country's best malls.
* Properties are dispersed across 35 states creating unmatched geographical diversity, both by tenant and by exposure to any one property.
* The company will be the largest landlord to virtually every major retailer, which increases our leasing leverage, thereby accelerating rent and occupancy growth.
* The Company will have more than 70 malls in the 20 largest U.S. metropolitan areas and will dominate the regional mall business in markets such as the New York Metro area, Atlanta, Pittsburgh, Indianapolis, and Southeast Florida.

* The combined entity will also have a significant presence in other major markets such as:
     -Boston             -Dallas             -Phoenix
     -Los Angeles        -San Antonio        -Chicago
     -Washington, D.C.   -Orlando            -Las Vegas
     -Cleveland          -Seattle            -Tampa/St. Petersburg

We are extremely excited about the transaction. Integration of the Simon and CPI portfolios has already begun. We have made multiple visits to New York to interact with CPI counterparts and have established integration teams. We've also reviewed CPI's first quarter performance. The first quarter was a strong one for CPI, with positive increases in occupancy and sales growth. The CPI portfolio remains on track for a strong 11% increase in EBITDA for 1998.

Business methodologies from both companies in the areas of property management, leasing, and development have been analyzed in an effort to identify the best practices of each organization. We remain committed to integrating the two organizations and we fully expect to realize at least $50 million of synergies in our first year of owning the CPI portfolio.

Closing is expected in July of this year. Our confidence about the prudence of this transaction and what it means to our company in terms of its profitability in going forward remains unquestioned and unwaivered.

Financial and Operational Results  (Steve Sterrett)

In reviewing our financial and operational results for the quarter you should note that:

* FFO on a per share basis, both basic and fully diluted, increased 12.5% to $0.63 per share in 1998 from $0.56 per share in 1997.
* FFO of the Operating Partnership was $108.9 million, an increase of 23.9% or $21.0 million over the same period in 1997.
* Total revenue for the quarter increased 23.9% to $300.3 million as compared to $242.4 million in 1997.

Contributing factors to this growth were:

* Higher occupancy levels in the regional mall portfolio, primarily as a result of strong leasing activity. Occupancy at March 31, 1998, was 86.1%, an increase of 180 basis points over the same period in 1997.
* Cart and kiosk income continues to be strong as we aggressively expand the program at the RPT properties.
* Rental increases - average base rent in the regional mall portfolio was $22.95 per square foot as compared to $20.84 one year ago for an increase of 10.1%. Excluding new and acquired properties the increase for comparable properties would have been 7.0%, to $22.29. The average initial base rent for new leases signed in 1998 was $24.41, an increase of $5.54, or 29.4% over the tenants who closed or whose leases expired.

This releasing spread is consistent with our historical average of $5 to $6 per square foot, so we have been able to grow in occupancy without sacrificing the rent. Same property NOI growth for the quarter as compared to last year was 7.7%.

Sales statistics for the mall portfolio also demonstrated healthy growth in the first quarter of 1998.

* Total sales volume was $2.051 billion at March 31, up 43.5% from $1.429 billion in 1997.
* Total sales per square foot increased 7.9%. The increase for "comparable portfolios" (excluding the new and acquired properties) was 5.5%.
*    Comparable sales per square foot increased 7.0%.   The increase for
  comparable portfolios (excluding the new and acquired assets) was 5.0%.

We are very pleased with the results for the first quarter which demonstrate that our acquisition and development activities, as well as our continued aggressive management of the existing portfolio, continue to strengthen the overall quality of the company.


Acquisition Activities (Rick Sokolov)

During the first quarter, the Company acquired approximately $575 million worth of real estate.

In January, we announced the addition of Cordova Mall, an 874,000 square foot super regional located in Pensacola, Florida. Cordova Mall is a perfect complement to Simon's existing University Mall, giving us ownership of both malls in the growing Pensacola market. The cap rate for the Cordova Mall transaction was 9.1%.

On February 27, we completed the acquisition of the IBM portfolio in a 50/50 joint venture with The Macerich Company. This portfolio of twelve regional malls comprising 10.7 million square feet was purchased for $975 million, including the assumption of $485 million of debt. Simon and Macerich each assumed leasing and management responsibilities for six of the regional malls. We are fully integrating these properties and have been very pleased with what we have found. We believe there is an opportunity for significant growth at these properties, as they are performing very well in both comparable store sales and total sales to date. The cap rate for this acquisition was 8.75%.

Development Activities  (Rick Sokolov)

We've started 1998 off with the opening of two new power centers, Muncie Plaza in Muncie, Indiana, and Lakeline Plaza in Austin, Texas.

* Muncie Plaza is a 196,000 square foot power center anchored by Kohl's, TJMaxx, OfficeMax, and Shoe Carnival. The center opened in March, and was 97% leased and committed. Muncie Plaza is located adjacent to Simon's recently expanded Muncie Mall.
* Lakeline Plaza opened in April and is anchored by Linens `N Things, TJMaxx, Old Navy, and OfficeMaxx. The remaining anchors, Party City and Toys "R" Us, are scheduled to open in July and August, respectively. This 381,000 square center complements Lakeline Mall, which Simon opened in October 1995.

Construction continues on The Shops at Sunset Place, a 510,000 square foot specialty center located in South Miami, Florida. This center is scheduled to open in October and will feature such tenants as AMC 24 Theatre, NIKETOWN, Virgin Megastore, Z Gallerie, Barnes & Noble, IMAX Theatre, GameWorks, and FAO Schwarz. This project is already 91% leased and committed.

We currently have three additional projects under construction or in the final stages of predevelopment:

* Concord Mills, a 1.4 million square foot value-oriented super regional mall in Concord (Charlotte), North Carolina, is our fourth project with the Mills Corporation. Anchor tenants include Books-A-

  Million, Bed Bath & Beyond, TJMaxx, Off Rodeo Drive Beverly Hills, AMC Theatres, and Host Marriott Services for the food court. It is currently under construction and will open in the fall of 1999.
* Houston Premium Outlets in Houston, Texas, is our first joint venture with Chelsea GCA to develop premium manufacturers' outlet shopping centers. We will own 50% of this project. Anchors committed to date include Last Call Neiman Marcus Clearance Center and Off 5th-Saks Fifth Avenue Outlet. This 462,000 square foot center will begin construction in the summer with projected completion in 1999.
* Our third new development is The Shops at Northeast Plaza, a 359,000 square foot power center that will begin construction mid 1998 for a fall 1999 opening. This center will be located adjacent to Northeast Mall, a Simon property that will undergo a substantial redevelopment to be complete in the year 2000.

We are also investigating opportunities for new development in markets such as Orlando, Philadelphia and Dallas.

Our redevelopment activity is going strong with 23 projects currently under construction that have targeted 1998 completion dates. Simon's investment, or share of costs, for these 23 projects is approximately $240 million. This investment will result in increased sales, occupancy and rents for these centers and will solidify the market position of these dominant assets.

Three   of  the  23  redevelopment  projects  with  1998  openings   are
significant in scope and cost. We've discussed these previously, so I won't go into a lot of detail; but these projects are:

* Castleton Square in Indianapolis, Indiana, will sport a remodel with a new food court; Ayres will expand and Lazarus will remodel; and Galyans and Von Maur, replacing Montgomery Ward, will be added to the center. Von Maur will also replace Montgomery Ward in Greenwood Park. This project is scheduled for completion in November.
*     Prien  Lake  Mall in Lake Charles, Louisiana, will  also  open  in
  November.   We  are adding 68,000 square feet of small  shops,  a  new
  Dillard's, Sears and food court, and will renovate the mall.
* Richmond Town Square in Cleveland, Ohio, will be our third major redevelopment to open in November. Richmond Town Square is a perfect example of Simon's redevelopment program. Due to changing demographics and shifts in the competitive environment, we can redevelop this center-add Kaufmann's, the market leader in the department store category, Barnes & Noble, Sony Theater, and a food court, and remodel JCPenney and Sears-and increase our trade area by approximately 25%. This expansion of our trade area will penetrate the better income portions of the market, increasing center sales. Post expansion, small shop occupancy is projected to be in excess of 90% with sales of more than $300 per square foot.

There are three other major redevelopments that will open after 1998.

*     The  Florida  Mall in Orlando will add a new 200,000  square  foot
  Burdines  and  190,000  square feet of small  shop  space.   JCPenney,
  Dillard's, and Saks will also expand. This project will be complete in November of 1999.
* Mission Viejo Mall in Mission Viejo, California, will add Nordstrom and Saks, expand Macy's and Robinson-May, and add 150,000 square feet of small shops. This redevelopment has a targeted completion of September 1999.
* North East Mall in Hurst, Texas, will complete its redevelopment in the year 2000. The scope of this project includes the addition of Nordstrom and Saks; Dillard's and JCPenney expansions; and the addition of small shop GLA with a new food court.





Joint Venture Activities  (Rick Sokolov)

Our newest joint venture announcement is the Simon and DLJ Real Estate venture with Madison Marquette. In the entertainment area, Madison
Marquette is one of the nation's leading upscale specialty retail development firms. We are trying to expand our operations in these upscale, open-air retail venues and are pursuing a number of opportunities that we think have considerable potential.


(David Simon)

I think that one of the things that creates a competitive advantage for our company is our ability to be in all facets of retail real estate. You will see new power center development and traditional mall redevelopment. New specialty center development, especially the Mills development and Chelsea relationship, also creates a number of unique opportunities for our company.

Simon Brand Ventures (David Simon)

Four significant SBV initiatives have been announced in the first quarter of 1998:

*    Our Pepsi relationship, which we are very excited about.
* Browning-Ferris Industries (BFI), one of the nation's leading waste services companies, will provide waste removal and construction support services throughout the Simon portfolio.
* We are creating new uses and services in our malls through our relationship with Cybersmith as well as our alliance with Olsten corporation, creating in-mall employment centers.

We are very pleased as to the direction that SBV has taken in 1998 in creating unique sponsorship opportunities, promotional opportunities, service opportunities, cost savings, as well as new uses for our centers. We also see significant upside in applying these initiatives throughout the CPI portfolio.

Conclusion  (David Simon)

* We had a strong quarter-increasing FFO per share by 12.5%, which follows 14.5% growth in the fourth quarter of 1997.
* Our portfolio had continued solid growth-both in terms of occupancy and sales growth.
*    We continued our aggressive acquisition and development pace.
*      SBV  continued  its  pursuit  of  additional  revenue  generating alliances.
* The market's receptiveness to the CPI announcement has proved positive. We have had the opportunity to meet many of the investors to explain the rationale and what it means for the future of our company. We are clearly not out to get bigger. What we have been able to substantiate is that quality of assets and scale of operations mean a tremendous amount in our business. Having unmatched quality assets and scale of operations allows us to generate economies of scale and create
  both  marketing alliances and cost-savings alliances.   These  factors
  allow us to generate increased performance.
* We are well along on our integration plans for the CPI merger and we expect it to go smoothly.